EXHIBIT 99.4

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined financial statements of Flag Financial Corporation (“Flag”) and First Capital Bancorp, Inc. (“First Capital”) may have appeared had the businesses actually been combined at the beginning of the period presented. The unaudited pro forma condensed combined financial information shows the impact of the merger of Flag and First Capital on the companies’ respective historical financial positions and results of operations under the purchase method of accounting with Flag treated as the acquirer. Under this method of accounting, the assets and liabilities of First Capital will be recorded by Flag at their estimated fair values as of the date the merger is completed. The unaudited pro forma condensed combined financial information combines the historical financial information of Flag and First Capital as of and for the nine months ended September 30, 2005 and for the year ended December 31, 2004. The unaudited pro forma condensed combined balance sheet as of September 30, 2005 assumes the merger was completed on that date. The unaudited pro forma condensed combined statements of income give effect to the merger as if the merger had been completed on January 1, 2004 and January 1, 2005, respectively.

The merger agreement was announced on May 26, 2005 and provides for each outstanding share of First Capital common stock to be converted into the right to receive 1.6 shares of Flag common stock other than shares beneficially owned by Flag, First Capital or any non-institutional First Capital shareholder who owns in excess of 384,000 of the issued and outstanding pro forma shares of Flag common stock. The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of Flag, which are available in Flag’s publicly available SEC filings, and the historical consolidated financial statements and the related notes of First Capital, which are included in this filing.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented and had the impact of possible revenue enhancements, expense efficiencies, asset dispositions and share repurchases, among other factors, been considered. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the pro forma condensed combined financial information is subject to adjustment.

Flag Financial Corporation/First Capital Bancorp

Pro Forma Condensed Combined Balance Sheet

(Unaudited)

The following unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Flag and First Capital assuming the companies had been combined on September 30, 2005, on a purchase accounting basis.

	September 30, 2005
(Dollars in Thousands)	Flag Financial	First Capital Bancorp	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and due from banks	$16,101	$19,067	$3,634	(a)	$38,802
Federal funds sold	24,578	3,650	—		28,228
Interest-bearing deposits in banks	9,946	988	—		10,934
Investment securities	112,211	136,592	27	(b)	248,830
Mortgage loans held for sale	10,401	—	—		10,401
Loans, net	691,488	488,490	—		1,179,978
Premises and equipment, net	13,458	1,055	—		14,513
Goodwill	19,817	7,411	79,373	(c)	106,601
Core deposit intangible	1,169	880	6,088	(d)	8,137
Other assets	19,956	14,292	322	(e)	34,570

Total Assets	$919,125	$672,425	$89,444		$1,680,994

Liabilities
Deposits:
Non-interest-bearing deposits	$57,372	$101,269	$—		$158,641
Interest-bearing deposits	727,434	378,509	—		1,105,943

Total deposits	784,806	479,778	—		1,264,584
Federal Home Loan Bank advances	25,000	117,350	1,161	(f)	143,511
Federal funds purchased and securities sold under repurchase agreements	1,420	1,863	—		3,283
Junior subordinated debt	24,743	6,392	14,562	(g)	45,697
Other liabilities	8,504	5,473	8,005	(h)	21,982

Total liabilities	844,473	610,856	23,728		1,479,057

Stockholders’ Equity
Common stock	10,097	5,284	2,866	(i)	18,247
Additional paid-in capital	28,296	37,327	81,808	(i)	147,431
Retained earnings	49,875	21,466	(21,466	)(i)	49,875
Accumulated other comprehensive loss	(112)	(1,025)	1,025	(i)	(112)
Unearned ESOP shares	—	(240)	240	(i)	—
Treasury stock	(13,504)	(1,243)	1,243	(i)	(13,504)

Total stockholders’ equity	74,652	61,569	65,716		201,937

Total liabilities and stockholders’ equity	$919,125	$672,425	$89,444		$1,680,994

Common shares outstanding	8,546,086	5,134,988	3,015,391	(i)	16,696,465

Flag Financial Corporation/First Capital Bancorp

Pro Forma Condensed Combined Statement of Income

(Unaudited)

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of Flag and First Capital assuming the companies had been combined on January 1, 2005, on a purchase accounting basis.

	For the Nine Months Ended September 30, 2005
(Dollars in Thousands, except per share data)	Flag Financial	First Capital Bancorp	Pro Forma Adjustments		Pro Forma Combined
Interest income	$42,784	$29,600	$116	(j)	$72,500
Interest expense	14,842	10,285	583	(k)	25,710

Net interest income	27,942	19,315	(467)		46,790
Provision for loan losses	750	450	—		1,200

Net interest income after provision for loan losses	27,192	18,865	(467)		45,590

Non-interest income	8,228	1,225	—		9,453
Non-interest expense	25,394	13,492	856	(l)	39,742

Earnings before provision for income taxes	10,026	6,598	(1,323)		15,301
Provision for income taxes	3,256	2,417	(503	) (m)	5,170

Net earnings	$6,770	$4,181	$(820)		$10,131

Basic earnings per share	$0.79	$0.83			$0.61

Diluted earnings per share	$0.73	$0.80			$0.59

Shares
Basic	8,526,428	5,042,528	3,107,851	(n)	16,676,807

Diluted	9,235,959	5,249,488	2,796,331	(o)	17,281,778

Flag Financial Corporation/First Capital Bancorp

Pro Forma Condensed Combined Statement of Income

(Unaudited)

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of Flag and First Capital assuming the companies had been combined on January 1, 2004, on a purchase accounting basis.

	For the Year Ended December 31, 2004
(Dollars in Thousands, except per share data)	Flag Historical	First Capital Historical	Pro Forma Adjustment		Pro Forma Combined
Interest income	$42,621	$29,624	$123	(j)	$72,368
Interest expense	12,057	11,191	954	(k)	24,202

Net interest income	30,564	18,433	(831)		48,166
Provision for loan losses	1,845	1,325	—		3,170

Net interest income after provision for loan losses	28,719	17,108	(831)		44,996

Non-interest income	11,468	1,094	—		12,562
Non-interest expense	29,509	13,235	1,269	(l)	44,013

Earnings before provision for income taxes	10,678	4,967	(2,100)		13,545
Provision for income taxes	3,310	1,755	(798	)(m)	4,267

Net earnings	$7,368	$3,212	$(1,302)		$9,278

Basic earning per share	$0.88	$0.83			$0.56

Diluted earnings per share	$0.82	$0.80			$0.53

Shares
Basic	8,396,047	3,868,748	4,192,853	(n)	16,457,648
Diluted	8,981,620	3,994,990	4,478,965	(o)	17,455,575

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

(Unaudited)

(a)	Represents the net proceeds from trust preferred offering by Flag of $14.6 million and the proceeds from warrant exercises by Flag warrant holders of 1,230,000 warrants at a price of $6.62 per warrant (or $8.1 million in the aggregate), less the cash paid to First Capital shareholders of $19.1 million.

(b)	Represents the fair value adjustment for securities held-to-maturity.

(c)	Represents the write-off of First Capital goodwill of $7.4 million and the recording of $86.8 million in goodwill as a result of the merger.

(d)	Represents the write-off of First Capital core deposit intangible of $880,000 and the recording of $7.0 million in core deposit intangible as a result of the merger (the estimated core deposit intangible is based on industry averages for premiums recently paid on deposits).

(e)	Represents $50,000 in debt issuance costs related to the proposed trust preferred offering by Flag and $272,000 deferred tax asset resulting from change of control provisions of the deferred compensation arrangements for First Capital.

(f)	Represents the fair value adjustment for Federal Home Loan Bank advances.

(g)	Represents the fair value adjustment of $128,000 relating to First Capital junior subordinated debentures and assumed the proposed issuance of $14.7 million of trust preferred securities by Flag to help fund the transaction and increase its regulatory capital.

(h)	Represents the net deferred income taxes of $2.3 million relating to purchase accounting adjustments, $5.0 million of transaction costs, net of the tax benefit relating to the merger, including $2.4 million of personnel related costs, $1.8 million of professional expenses and $851,000 of conversion costs, and $716,000 to adjust deferred compensation for change of control vesting provisions of the deferred compensation arrangements for First Capital.

(i)	Represents the elimination of First Capital equity accounts, issuance of 6.9 million of Flag common shares in the merger at an estimated fair value of $113.1 million (based on the closing price of Flag common stock on September 30, 2005 of $16.09, a reasonable estimate of the value of the Flag common stock), the recording of $6.1 million in additional paid-in capital relating to the fair value of First Capital stock options, and the exercise of 1,230,000 warrants by Flag warrant holders at a price of $6.62 per warrant.

(j)	Represents the earnings on $3.6 million net cash (net proceeds from trust preferred offering of $14.6 million and the proceeds from the issuance of 1,230,000 shares of common stock upon the exercise of warrants of $8.1 million, less the cash paid to First Capital shareholders of $19.1 million) assuming an investment in overnight federal funds and the amortization of purchase accounting adjustment for held-to-maturity securities (12 year straight line amortization).

(k)	Represents the amortization of purchase accounting adjustments for Federal Home Loan Bank advances (4 year straight line amortization) and junior subordinated debentures (27 year straight line amortization) as well as interest expense related to the proposed $14.7 million trust preferred offering by Flag (using 3 month LIBOR rate at period end plus 1.40%).

(l)	Represents the amortization of purchase accounting adjustments for the core deposit intangible (10 year sum of the years digit amortization) and debt issuance costs of $50,000 related to the proposed $14.7 million trust preferred offering by Flag (30 year straight line amortization).

(m)	Represents the net tax effect, at 38%, related to the amortization of purchase accounting adjustments, interest income from overnight investments and interest expense from the proposed trust preferred offering by Flag.

(n)	Represents issuance of 6.9 million shares of Flag common stock in the merger, the elimination of First Capital weighted average basic shares, and the exercise of 1,230,000 warrants by Flag warrant holders.

(o)	Represents issuance of 6.9 million shares of Flag common stock in the merger, conversion of First Capital options to Flag options in the merger, elimination of First Capital weighted average dilutive shares, and the issuance of 1,230,000 shares of common stock upon the exercise of warrants by Flag warrant holders.